Exhibit 10


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this registration statement on Form N-1A of our report dated February 9, 2001 relating to the financial statements and financial highlights which appears in the December 31, 2000 Annual Report to Shareholders of Masters' Select Funds Trust which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights", in the Prospectus and under the heading "Financial Statements" in the Statement of Additional Information.


/s/ PricewaterhouseCoopers LLP


PricewaterhouseCoopers LLP
1177 Avenue of the Americas
New York, NY
April 28, 2001